EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of American Physicians Service Group, Inc. dated June 8, 2007 of our report dated April 20, 2007, appearing in the Current Report on Form 8-K/A related to the financial statements of American Physicians Insurance Exchange as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006.

DELOITTE & TOUCHE LLP

Dallas, Texas

June 8, 2007